Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-235834 on Form N-14 (the “Filing”) of our report dated September 23, 2019, relating to the financial statements and financial highlights of BlackRock Muni New York Intermediate Duration Fund, Inc. (the “Target Fund”) appearing in the Annual Report on Form N-CSR of the Target Fund for the year ended July 31, 2019. We also consent to the incorporation by reference in the Filing of our report dated August 21, 2019, relating to the financial statements and financial highlights of BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Municipal Series Trust (the “Acquiring Fund”), appearing in the Annual Report on Form N-CSR of the Acquiring Fund for the year ended June 30, 2019. We also consent to the references to us under the headings “Other Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 19, 2020